Exhibit 32.1

QDM INTERNATIONAL INC.

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 4 to the Annual Report of QDM International Inc. (the “Company”) on Form 10-K for the year ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Huihe Zheng, Chief Executive Officer of the Company, and Tim Shannon, Chief Financial Officer of the Company, each certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 23, 2022	By:	/s/ Huihe Zheng
Huihe Zheng
President and Chief Executive Officer
(Principal Executive Officer)

Dated: May 23, 2022	By:	/s/ Tim Shannon
Tim Shannon
Chief Financial Officer
(Principal Accounting and Financial Officer)